UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 13, 2016

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amendment to Bylaws:

The Board of Directors resolved on July 13, 2016, to amend the Company’s By-laws as follows:

ARTICLE III, SECTION 2, NUMBER, TENURE AND QUALIFICATIONS is amended to increase the number of directors from ten to eleven;

ARTICLE IV, SECTION 10, SALARIES is amended by adding “a committee of the Board” to read as follows:

The salaries of the Officers shall be fixed from time to time by the Board of Directors or by authority of the Board of Directors delegated to a committee of the Board, the Chairman of the Board or the President, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE VI, SECTION 3, RESTRICTION ON TRANSFER, is deleted in its entirety, which Section prior to deletion read as follows:

To the extent that any provision of the Rights Agreement between the Corporation and First Union National Bank, as Rights Agent, dated June 23, 1998, is deemed to constitute a restriction on the transfer of any securities of the Corporation, including, without limitation, the Rights, as defined therein, such restriction is hereby authorized by the By laws of the Corporation.

Exhibit 3 to this Form 8-K contains the Company’s Bylaws as amended effective as of July 13, 2016.

Item 9.01. Financial Statements and Exhibits

Exhibit 3. By-Laws of Bassett Furniture Industries, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: July 15, 2016	By:	/s/ J. Michael Daniel
	Name:	J. Michael Daniel
	Title:	Senior Vice President - Chief Financial Officer